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                                                                  Exhibit 5.1(b)


                   Opinion of Shaw Pittman Potts & Trowbridge
                  With Respect to Securities Being Registered
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                                                                  Exhibit 5.1(b)


                        Shaw Pittman Potts & Trowbridge
               A Partnership Including Professional Corporations
                              2300 N Street, N.W.
                            Washington, D.C.  20037

                                 July 16, 1998

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Ladies and Gentlemen:

     We have acted as special counsel to Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), in connection with Amendment No. 1 to Registration Statement No. 333-33733 (the "Registration Statement") relating to the proposed offering from time to time in one or more series of asset backed certificates (the "Securities"). Each Series of Securities is to be issued under and pursuant to a separate pooling and servicing agreement (each, an "Agreement"), among the Bank, an independent trustee (the "Trustee") and such other parties as shall be identified in the prospectus supplement for such Series of Securities. The form of Agreement has been filed with the Commission as exhibits to Amendment No. 1 to the Registration Statement.

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of (i) the federal stock charter and the bylaws of the Bank, (ii) certain resolutions of the Board of Directors of the Bank or a duly authorized committee thereof, (iii) Amendment No. 1 to the Registration Statement and form of prospectus supplement included therein, (iv) the form of Agreement (including the form of Certificate attached as an exhibit thereto) and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinion set forth below, we have relied upon statements and representations of officers and other representatives of the Bank and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When (i) the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action in accordance with the provisions of the related Agreement or Agreements, (ii) such Agreement or Agreements have been duly authorized by all necessary corporate action and have been duly executed and delivered by the parties thereto and
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(iii) such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, as amended by Amendment No. 1, against payment therefor as specified in the applicable underwriting or purchase agreement assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.

     We do not express any opinion herein concerning any law other than the federal securities laws of the United States, the laws of the State of Maryland and the laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Registration Statement. We also consent to the reference to Shaw Pittman Potts & Trowbridge under the caption "Legal Matters" in the prospectus which forms a part of Amendment No. 1 to the Registration Statement and in each prospectus supplement relating to the Securities in which our firm is named.

                                    Very truly yours,

                                    /s/ Shaw Pittman Potts & Trowbridge
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